Exhibit 10.6

Warrant Certificate

THIS SECURITY AND THE SECURITIES INTO WHICH IT IS EXERCISABLE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT, (3) TO THE COMPANY, (4) TO AN AFFILIATE OF THE INITIAL HOLDER OF THIS SECURITY, (5) IN CONNECTION WITH A PLEDGE OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS AS SHALL BE EVIDENCED (IN THE CASE OF (6) ONLY) BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT UPON THE COMPANY’S REQUEST.

WARRANT CERTIFICATE

Number of Warrant Shares: 8,655,804	Warrant No. 1

Original Issue Date: February 16, 2017

COMMON STOCK PURCHASE WARRANT

IMMUNOMEDICS, INC.

(A corporation existing under the laws of the State of Delaware)

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Seattle Genetics, Inc. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, including, without limitation, the limitations on the exercisability of the Warrant set forth in Section 2(c)(i)(B) hereof, and in the Warrant Agreement between the Company and the Warrant Agent (as defined below) (as may be amended from time to time, the “Warrant Agreement”), at any time on or after the Original Issue Date and at or prior to 5:00 p.m. (New York time) on February 10, 2020 (the “Expiry Time”) but not thereafter, to subscribe for and purchase from Immunomedics, Inc., a Delaware corporation (the “Company”), up to 8,655,804 shares (the “Warrant Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), subject to adjustment as provided herein. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is being issued pursuant to that certain Stock Purchase Agreement, dated as of February 10, 2017, by and between the Company and Seattle Genetics, Inc., a Delaware corporation (the “Purchaser”), (this Warrant, together with any other warrants issued pursuant to the Warrant Agreement or following the partial exercise, transfer, exchange or replacement of this Warrant or such warrants, collectively, the “Warrants”). The Company and the Purchaser have also entered into that certain Registration Rights Agreement, dated as of February 10, 2017, whereunder, among other things, the Company has agreed to file a registration statement on Form S-3 (the “Registration Statement”) with respect to all of the Warrant Shares on or before June 10, 2017, have such Registration Statement declared effective on or before August 9, 2017 and keep such Registration Statement continuously effective until the date by which all of the Warrant Shares and certain other registrable securities covered by such Registration Statement have been sold.

1. Definitions.

(a) As used herein:

(i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ii) The “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange or trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal national securities exchange on which the Common Stock is then listed or quoted as reported by Bloomberg Finance L.P. (or other reliable source) based on a trading day from 9:30 a.m. Eastern Time (or such other time as the trading market publicly announces is the official open of trading) to 4:02 p.m. Eastern Time (or such other time as the trading market publicly announces is the official close of trading); (b) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board or (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a good faith determination of the Company’s Board of Directors.

(b) All capitalized terms used in this Warrant which are defined in the Warrant Agreement and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

2. Exercise.

(a) Exercise of Warrant.

(i) Exercise of the purchase rights represented by this Warrant may be made, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, including, without limitation, the limitations on the exercisability of the Warrant set forth in Section 2(c)(i)(B) hereof, in whole or in part, at any time or times on or after the Original Issue Date and on or before the Expiry Time by delivery to the Company (with a copy to the office of Broadridge Corporate Issuer Solutions, Inc. (the “Warrant Agent”) designated for such purpose or to the office of one of its agents as may be designated by the Warrant Agent from time to time) a properly completed and duly executed copy (by fax, email or otherwise) of the notice of exercise (the “Notice of Exercise”) annexed hereto and this original Warrant. Within two (2) trading days following delivery of the Notice of Exercise and this original Warrant, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) by certified check drawn on a United States bank or by bank wire transfer in immediately available funds (the date of the later of receipt of the Notice of Exercise and receipt of such payment, the “Exercise Date”). Execution and delivery of the Notice of Exercise with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Company shall deliver an instruction letter and copy of the Notice of Exercise to the Warrant Agent upon receipt of the Notice of Exercise and this original Warrant Certificate, directing the Warrant Agent to comply with the terms of the Notice of Exercise and this Section 2(a); provided however that the Warrant Agent shall not issue Warrant Shares until it has received written confirmation from the Company that the Company has received payment of the Aggregate Exercise Price.

(ii) On or before the third (3rd) trading day following the date on which the Company has received the Notice of Exercise and this original Warrant Certificate, if applicable, but in no event less than one (1) trading day after the Exercise Date (the “Warrant Share Delivery Date”), the Company shall cause the Warrant Agent to (A) provided that the Warrant Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system, or (B) if the Warrant Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise; provided that the Warrant Agent shall have no duties with respect to the issuance of Warrant Shares unless and until it has received the instruction letter from the Company pursuant to the preceding sentence. Upon receipt by the Company of the duly executed Notice of Exercise and this original Warrant Certificate, if applicable, the Holder shall be deemed to have exercised this Warrant as specified in the Notice of Exercise for purposes of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On the Exercise Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. In the case of a dispute between the Company and the Holder as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 3 below) in connection with the exercise of this Warrant, the Company shall notify the Warrant Agent in writing as to the number of Warrant Shares that are not disputed and upon receipt of such notice, the Warrant Agent shall issue to the Holder the number of Warrant Shares that are not disputed and the Company shall submit the disputed calculations to a certified public accounting firm of national reputation (other than the Company’s regularly retained accountants) within three (3) trading days following the Company’s receipt of the Notice of Exercise. The Company shall request such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no less than three (3) trading days following the day on which such accountant received the disputed calculations. Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the number of Warrant Shares purchasable upon exercise of this Warrant in an amount equal to the applicable number of Warrant Shares purchased. In the case of a partial exercise of this Warrant, the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Warrant Agent has actually issued such new warrant to the Holder. The Company shall deliver any objection to any Notice of Exercise as promptly as practicable. If the exercise of this Warrant is not deemed to have occurred until after the Expiry Time, the exercise thereof will be null and void and any funds delivered to the Company will be returned to the Holder. In no event will interest accrue on funds deposited with the Company in respect of an exercise or attempted exercise of this Warrant. The validity of any exercise of this Warrant for purposes of this paragraph will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the Holder and the Company.

The Company may not call or redeem any portion of this Warrant without the prior written consent of the Holder.

(b) Exercise Price. The exercise price for the Common Stock under this Warrant shall be $4.90 per share, subject to adjustment hereunder (the “Exercise Price”).

(c) Mechanics of Exercise.

(i) Authorization and Reservation of Warrant Shares. The Company covenants and agrees that it will use its reasonable best efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants and agrees that, from February 16, 2017 until the earliest to occur of (x) the exercise in full of the Warrants and (y) the Expiry Time:

A. any shares of Common Stock authorized for issuance by the Company, but not reserved for issuance as of February 10, 2017, shall first be reserved for issuance for purposes of permitting the exercise of the Warrants in full, up to such amount necessary to permit the exercise of the Warrants in full; and

B. at any time there is not a sufficient number of authorized and unissued shares of Common Stock to permit the exercise of the Warrants in full, the Company may not issue or reserve for issuance shares of Common Stock for any purpose other than for the exercise of the Warrants in full (unless such shares are reserved for issuance as of February 10, 2017, in which case they may be issued in accordance with the terms of any equity compensation plan or other agreement pursuant to which they are being reserved).

The Holder acknowledges that, as of the date of the Warrant Agreement, there are not sufficient shares of Common Stock reserved for the issuance of the Warrants in full and the Warrants may only be exercised at any time up to the then available shares of Common Stock reserved for the exercise of the Warrants.

(ii) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Agent to issue shares purchased hereunder in electronic book entry form to the account of the Holder or, upon request of the Holder, the Warrant Agent shall transmit certificates for such shares to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, in either case, by the Warrant Share Delivery Date; provided, however, that if the Holder shall request physical delivery of certificates representing the Warrant Shares, there shall be no requirement to deliver such certificates on or prior to the Warrant Share Delivery Date. The Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date irrespective of the date such Warrant Shares are credited in book entry to the Holder’s account. If all or any part of this Warrant is exercised for cash at a time when the Registration Statement (or any subsequent registration statement applicable to issuance of the Warrant Shares) is not then effective and if a restricted securities legend is required under applicable securities laws, such Warrant Shares shall include the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT, (3) TO THE COMPANY, (4) TO AN AFFILIATE OF THE INITIAL HOLDER OF THIS SECURITY, (5) IN CONNECTION WITH A PLEDGE OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL SECURITIES LAWS AS SHALL BE EVIDENCED (IN THE CASE OF (6) ONLY) BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT UPON THE COMPANY’S REQUEST.

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Warrant Agent shall, at the request of the Holder and upon surrender of this Warrant, promptly deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Rescission Rights. If the Company fails to cause the Warrant Agent to transmit to the Holder the applicable Warrant Shares in accordance with the provisions of Section 2(c)(ii) above pursuant to an exercise on or before the applicable Warrant Share Delivery Date, if required, then the Holder will have the right to rescind such exercise prior to delivery of the applicable Warrant Shares, exercisable upon delivery of written notice to the Company.

(v) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. If the Company shall fail for any reason or for no reason to cause the Warrant Agent to issue to the Holder by the Warrant Share Delivery Date in compliance with the terms of Section 2(a)(ii) and Section 2(c)(ii), the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall (in addition to being in breach of this Agreement), within three (3) trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the VWAP on the date of receipt of the Notice of Exercise. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to cause the Warrant Agent to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof; provided, however, that if a Holder elects to be provided remedies specified in this Section 2(c)(v) and the Company provides such remedies in accordance with this Section 2(c)(v), such remedies shall be the sole and exclusive remedies for such Holder with respect to the applicable failure to deliver Warrant Shares.

(vi) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share that Holder would otherwise be entitled to purchase upon such exercise, the Warrant Agent shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vii) Charges, Taxes and Expenses. The issuance of Warrant Shares in book entry form shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of such issuance, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in book entry form in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(viii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted in an inverse manner (e.g., an increase in the Exercise Price shall result in a decrease in the number of shares of Common Stock), such that the Aggregate Exercise Price of this Warrant shall remain unchanged. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded down to the nearest one hundredth of a cent. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of its Common Stock for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of shares of Common Stock covered by Section 3(a)), (iii) rights or warrants to subscribe for or purchase any security of the Company or (iv) any other asset (including cash) (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares (without regard to any limitations on exercise hereof) had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, a majority of the outstanding voting securities of the surviving entity or the parent entity of such surviving entity, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer has been accepted by the holders of a majority of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of the Common Stock covered by Section 3(a) above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, this Warrant shall remain outstanding according to its terms except that, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock or other equity securities of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such Fundamental Transaction by a holder of a share of Common Stock immediately prior to such Fundamental Transaction (the “Alternate Consideration”). In the event of any partial exercise of this Warrant, the Holder shall receive a fraction of such Alternate Consideration equal to the fraction of this Warrant being exercised by the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction. As used herein, (1) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Professional utilizing (i) an underlying price per share equal to the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiry Time and (iv) an expected volatility equal to the lesser of 125% and the 60-day volatility obtained from the HVT function on Bloomberg Professional as of the trading day immediately following the public announcement of the applicable Fundamental Transaction; (2) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity (as defined below)) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into; (3) “Eligible Market” means the NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing); and (4) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e) Notice to the Holder.

(i) Notice of Adjustments. Whenever the Exercise Price, number of Warrant Shares or other property issuable upon exercise of this Warrant is adjusted pursuant to this Section 3, the Company shall promptly deliver, by facsimile or email, to the Holder a notice setting forth the effects of such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by the Holder. If, after the Original Issue Date, (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any Fundamental Transaction; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be delivered to the Holder, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, in each case that such information shall be made known to the public through a press release, filing with the Commission, or other public announcement prior to or in conjunction with such notice being provided to the Holder, and provided further that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the ten (10)-day period commencing on the date of such notice to the effective date of the event triggering such notice.

(f) Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Holder shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 3. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

4. (Intentionally omitted)

5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the Aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(b) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(c) Non-Impairment. Except and to the extent as waived or consented to by the Holder, the Company hereby covenants to not by any action, including, without limitation, amending its certificate of incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Share above the Exercise Price then in effect, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(d) Governing Law; Jurisdiction. This Warrant shall be governed by and construed under the laws of the State of New York in all respects as such laws are applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Warrant, including without limitation to interpret or enforce any provision of this Warrant, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the City of New York, borough of Manhattan, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each of the Company, the Warrant Agent and the Holders hereby waives all rights to a trial by jury.

(e) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Expiry Time. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(f) Notices. The Company shall provide (or cause the Warrant Agent to provide) the Holder with prompt written notice of all actions taken pursuant to this Warrant (with copies to the Purchaser, so long as the Purchaser holds any Warrants). Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (w) if delivered by first-class registered or certified mail domestic, three (3) trading days after so mailed, (x) if delivered by nationally recognized overnight carrier, one (1) trading day after so mailed, (y) if delivered by International Federal Express, two (2) trading days after so mailed and (z) if delivered by facsimile, upon electronic confirmation of receipt, or e-mail attachment, upon delivery, and will be delivered and addressed as follows:

(i)	if to the Company, to:

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

Attention:    Michael R. Garone, Vice President, Finance, and Chief

                    Financial Officer

Facsimile:   (973) 605-8282

Email:         mgarone@Immunomedics.com

With copies to (which shall not constitute notice):

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078-2704

Attention:    Andrew P. Gilbert, Esq.

Facsimile:   (973) 520-2553

Email:         andrew.gilbert@dlapiper.com

(ii)	if to the Warrant Agent, to:

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch Street, Suite 1300

Philadelphia, Pennsylvania 19103

Attention:     David Dugas

Email:          david.dugas@broadridge.com

(iii)	if to the Holder, at the address of the Holder appearing on the Warrant Register.

(iv)	If to the Purchaser, to:

Seattle Genetics, Inc.

21823 - 30th Drive S.E.

Bothell, Washington 98021

Attention:    General Counsel

Facsimile:    (425) 527-4107

Email:          legal@seagen.com

With copies to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:    Krishna Veeraraghavan, Esq.

                    Ari B. Blaut, Esq.

Facsimile:   (212) 558-3588

Email:         veeraraghavank@sullcrom.com blauta@sullcrom.com

Notwithstanding anything else in this Agreement, any notice or other document received after 5:00 p.m. (New York time) on a trading day shall be deemed to have been received on the next succeeding trading day.

(g) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(h) Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available or granted by law, including recovery of damages. Each of the parties hereto will be entitled to specific performance of its rights under this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach or threatened breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate including making a showing of economic loss and the posting of a bond or other security.

(i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(j) Amendment. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Holders representing no less than 67% of the Warrant Shares obtainable upon exercise of the Warrants then outstanding; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 3) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of the Warrants may be made without the consent of the holder of each outstanding Warrant affected thereby.

(k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

IMMUNOMEDICS, INC.

By:	/s/ Michael R. Garone
Name:	Michael R. Garone
Title:	Vice President, Finance and Chief
Financial Officer

Countersigned:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:	/s/ Laura Skorny
Name:	Laura Skorny
Title:	Supervisor, Operations

NOTICE OF EXERCISE

TO: IMMUNOMEDICS, INC.

(1) The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of Warrant No.                     , and tenders herewith payment of the Exercise Price per Warrant Share in full in lawful money of the United Sates, together with all applicable transfer taxes, if any.

(2) Please cause the Warrant Shares to be issued in:

☐ book entry form

☐ certificated form

in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the Warrant No. (the “Warrant”) and all rights evidenced thereby are hereby assigned as to [all of the]                      Warrant Shares, to:

whose address is:

Dated:                     ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.